Exhibit 99.1

RAIT Investment Trust Closes Taberna Realty Finance Trust Merger and Announces Name Change

Philadelphia, PA – December 11, 2006 – RAIT Investment Trust (“RAIT”) (NYSE: RAS) announces the closing of its merger with Taberna Realty Finance Trust (“Taberna”). The combined company will operate under the name RAIT Financial Trust and will continue to trade on the NYSE under the ticker symbol “RAS”.

About RAIT Financial Trust

RAIT Financial Trust (“RAIT”), a real estate investment trust (“REIT”), originates secured and unsecured credit facilities including bridge and mezzanine loans, preferred equity investments, trust preferred securities and subordinated debt for private and corporate owners of commercial real estate, REITs and real estate operating companies and their intermediaries throughout the United States. For more information, please visit www.raitft.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit the investor relations section of the RAIT website at www.raitft.com.

RAIT Financial Trust Contact

Andres Viroslav

215-861-7923

aviroslav@raitft.com